Exhibit 99.1

Datawatch Announces Third Quarter Fiscal 2018 Financial Results

Bedford, Mass.—July 18, 2018—Datawatch Corporation (NASDAQ-CM: DWCH), a leader in data intelligence to fuel your business, today announced that total revenue for its third quarter of fiscal 2018 ended June 30, 2018 was $11.11 million on a GAAP basis, an increase of 23% from total revenue of $9.07 million in the third quarter of fiscal 2017. License revenue for the third quarter of fiscal 2018 was $6.87 million on a GAAP basis, a 40% increase from the $4.91 million recorded in the same quarter a year ago.

Total revenue on a non-GAAP basis was $12.9 million for the third quarter of fiscal 2018, an increase of 42% from the year ago period. License revenue on a non-GAAP basis was $8.7 million for the third quarter of fiscal 2018, an increase of 77% from the year ago period.

A full reconciliation of GAAP reported results to non-GAAP is included in Appendix A of this press release. Non-GAAP results exclude the effects of the purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss, amortization associated with the purchase of certain intellectual property and other intangible assets, share-based compensation, transaction costs associated with the acquisition of Angoss, and the payment received in respect of a stockholder’s short-swing stock trading profits.

Net loss for the third quarter of fiscal 2018 was ($2.28) million, or ($0.18) per diluted share, compared to a net loss of ($0.50) million, or ($0.04) per diluted share, for the year ago period. The Company’s non–GAAP net income for its third quarter of fiscal 2018 was $0.94 million, or $0.07 per diluted share, compared to non-GAAP net income of $0.22 million, or $0.02 per diluted share, for the third quarter of fiscal 2017.

“We are pleased with our progress during this first full quarter following the Angoss acquisition, which was highlighted by 23% year-over-year total revenue growth, 40% year-over-year license revenue growth and a 57% recurring revenue mix1,” said Michael A. Morrison, president and chief executive officer of Datawatch. “Customers have embraced the addition of Angoss to our portfolio, our dedication to continuous innovation with the latest releases of Swarm and Panopticon, and our unwavering focus on both the ease of use and the breadth of our data intelligence platform offering. We enter the fourth quarter of fiscal 2018 with momentum and confidence that we can capture more opportunities in an extremely vibrant segment of business analytics.”

James L. Eliason, chief financial officer, commented, “We delivered record results for total bookings, subscription bookings, total revenue and license revenue in our fiscal third quarter. In addition, deferred revenue is at an all-time high of $18.8 million and our overall balance sheet remains strong. Finally, we completed the Angoss integration during the quarter and have fully consolidated all back-office systems and operations.”

Third Quarter Fiscal 2018 Business Highlights

•	Black Knight, a leading integrated technology, data and analytics provider, selected the Monarch enterprise data preparation and analytics platform to augment its end-to-end platform that supports the entire mortgage and home equity loan lifecycle to help lenders and servicers improve reporting and drive better financial performance.

[1]	Recurring revenue represents the sum of subscription revenue plus maintenance revenue, divided by total revenue

•	Foxtel, an Australian pay television company operating in cable television, direct broadcast satellite television and IPTV catch-up services, selected Angoss as its data science platform to forecast the success of programming packages, predict customer viewing preferences and identify subscriber cross-sell and upsell opportunities.

•	ADP, a leading provider of human resources management software and services, selected the Datawatch Monarch platform to help accelerate the onboarding of new customers through agile data preparation and migration.

•	Jefferies, a full-service global investment firm, selected Panopticon as a platform for fast analytics to monitor best execution for compliance with MiFID II standards.

•	The City of Florence, Alabama, reduced reporting and reconciliation cycles from weeks to hours by deploying the Monarch Swarm platform to enable team-based data preparation and collaboration on mainframe-based data.

Third Quarter Fiscal 2018 Financial Highlights

•	Cash and short-term investments were $13.6 million at June 30, 2018, down from $14.8 million at March 31, 2018 and $29.4 million at June 30, 2017, primarily reflecting the use of cash for the Angoss acquisition.

•	Gross margin (excluding IP amortization expense) for the third quarter of fiscal 2018 was 88%, as compared to 91% for the third quarter of fiscal 2017.

•	Days sales outstanding were 65 days at June 30, 2018, compared to 60 days at June 30, 2017.

•	There were 12 six-figure license deals in the third quarter this fiscal year, compared to four in the third quarter of fiscal 2017.

•	The average deal size in the third quarter of fiscal 2018 was approximately $50,000, an increase from approximately $39,000 in the third quarter of fiscal 2017.

•	Deferred revenue reached a record $18.8 million at June 30, 2018, a 71% increase from $11.0 million at June 30, 2017.

Conference Call

Datawatch’s third quarter of fiscal year 2018 earnings conference call will take place today, Wednesday, July 18, 2018 at 5:00 p.m. Eastern Time. The toll-free number to access the conference call is (877) 407-0782. Internationally, the call may be accessed by dialing (201) 689-8567. The conference call will be broadcast live on the Internet at:

http://www.investorcalendar.com/event/33745. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. An archived replay of the broadcast will be available for 90 days at the same location.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) Datawatch Corporation is the data intelligence solutions provider that will fuel your business. Datawatch can confidently position individuals and organizations to master all data – no matter the origin, format or narrative – resulting in faster time to insight. Datawatch solutions are architected to drive the use of more data, foster more trust and incorporate more minds into analytics and reporting projects. With over 25 years in business, organizations of all sizes in more than 100 countries worldwide use Datawatch products, including 93 of the Fortune 100.The company is headquartered in Bedford, Massachusetts, with offices in Toronto, New York, London, Stockholm, Singapore and Manila. To learn more about Datawatch or download a free version of its enterprise software, please visit: www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to actions by activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017. Any forward-looking statements should be considered in light of those factors.

Use of Non-GAAP Financial Information

We define non-GAAP net income (loss) as U.S. Generally Accepted Accounting Principles (“GAAP”) net loss plus (i) the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss, (ii) amortization associated with the purchase of certain intellectual property and other intangible assets, (iii) share-based compensation and (iv) transaction costs associated with the acquisition of Angoss, minus the payment received in respect of a stockholder’s short-swing stock trading profits. We discuss non-GAAP net income (loss) in our quarterly earnings releases and certain other communications as we believe non-GAAP net income (loss) is an important measure that is not calculated according to GAAP. We use non-GAAP net income (loss) in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP net income (loss) assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP net income (loss) is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP net loss financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The table below entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” reconciles the Company’s GAAP net loss to the Company’s non-GAAP net income (loss).

# # #

Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Frank Moreno

Datawatch Corporation

Frank Moreno@datawatch.com

Phone: (978) 441-2200 ext. 8322

Twitter: @datawatch

©2018 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

DATAWATCH CORPORATION

Condensed Consolidated Statements of Operations

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

REVENUE:
Software licenses	$6,868	$4,912	$17,607	$14,158
Maintenance	3,888	3,728	11,425	10,844
Professional services	350	426	1,060	1,057
Total revenue	11,106	9,066	30,092	26,059

COSTS AND EXPENSES:
Cost of software licenses	354	230	929	1,666
Cost of maintenance and services	1,114	618	2,602	1,694
Sales and marketing	6,053	4,521	16,420	13,393
Engineering and product development	3,161	2,203	8,407	6,600
General and administrative	2,854	2,037	8,791	6,570
Total costs and expenses	13,536	9,609	37,149	29,923

LOSS FROM OPERATIONS	(2,430)	(543)	(7,057)	(3,864)
Other income (expense)	(13)	52	95	702

LOSS BEFORE INCOME TAXES	(2,443)	(491)	(6,962)	(3,162)
Income tax benefit (expense)	162	(8)	(17)	(17)

NET LOSS	$(2,281)	$(499)	$(6,979)	$(3,179)

Net loss per share - Basic	$(0.18)	$(0.04)	$(0.56)	$(0.26)
Net loss per share - Diluted	$(0.18)	$(0.04)	$(0.56)	$(0.26)
Weighted Average Shares Outstanding - Basic	12,639	12,106	12,448	12,023
Weighted Average Shares Outstanding - Diluted	12,639	12,106	12,448	12,023

DATAWATCH CORPORATION

Condensed Consolidated Balance Sheets

Amounts in Thousands

(Unaudited)

	June 30,	September 30,
	2018	2017

Cash and cash equivalents	$13,584	$30,451
Accounts receivable, net	8,040	7,306
Unbilled accounts receivable	3,390	-
Prepaid expenses and other current assets	2,173	2,789
Total current assets	27,187	40,546

Property and equipment, net	1,090	1,064
Intangible and other assets, net	32,628	8,795

	$60,905	$50,405

Accounts payable and accrued expenses	$3,843	$5,881
Long term debt - current portion	2,038	-
Deferred revenue - current portion	16,448	11,303
Total current liabilities	22,329	17,184

Long term debt	7,065	-
Deferred tax liability	848	-
Deferred revenue - long term portion	2,337	302
Other long-term liabilities	394	390
Total long-term liabilities	10,644	692

Total shareholders' equity	27,932	32,529

	$60,905	$50,405

APPENDIX A

DATAWATCH CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Measures

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Software licenses revenue (GAAP)	$6,868	$4,912	$17,607	$14,158
Software licenses deferred revenue fair value adjustment (1)	1,784	-	3,368	-
Non-GAAP Software licenses revenue	$8,652	$4,912	$20,975	$14,158

Professional services revenue (GAAP)	$350	$426	$1,060	$1,057
Professional services deferred revenue fair value adjustment (1)	42	-	126	-
Non-GAAP professional services revenue	$392	$426	$1,186	$1,057

Total revenue (GAAP)	$11,106	$9,066	$30,092	$26,059
Software licenses deferred revenue fair value adjustment (1)	1,784	-	3,368	-
Professional services deferred revenue fair value adjustment (1)	42	-	126	-
Non-GAAP total revenue	$12,932	$9,066	$33,586	$26,059

Loss from operations (GAAP)	$(2,430)	$(543)	$(7,057)	$(3,864)
Software licenses deferred revenue fair value adjustment (1)	1,784	-	3,368	-
Professional services deferred revenue fair value adjustment (1)	42	-	126	-
Amortization of intangibles & IP (2)	419	88	819	1,116
Share-based compensation (3)	794	633	2,225	1,515
Acquisition transaction costs (4)	185	-	1,223	-
Non-GAAP income (loss) from operations	$794	$178	$704	$(1,233)

Net loss (GAAP)	$(2,281)	$(499)	$(6,979)	$(3,179)
Software licenses deferred revenue fair value adjustment (1)	1,784	-	3,368	-
Professional services deferred revenue fair value adjustment (1)	42	-	126	-
Amortization of intangibles & IP (2)	419	88	819	1,116
Share-based compensation (3)	794	633	2,225	1,515
Acquisition transaction costs (4)	185	-	1,223	-
Payment received from a stockholder's short-swing trading profit	-	-	-	(707)
Non-GAAP net income (loss)	$943	$222	$782	$(1,255)

Non-GAAP net loss per share - Basic	$0.07	$0.02	$0.06	$(0.10)
Non-GAAP net loss per share - Diluted	$0.07	$0.02	$0.06	$(0.10)
Weighted Average Shares Outstanding - Basic	12,639	12,106	12,448	12,023
Weighted Average Shares Outstanding - Diluted	12,639	12,106	12,448	12,023

(1)	Our non-GAAP net income (loss) eliminates the impact of the Angoss deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss improves the comparability of revenues between periods.

(2)	Amortization of intangibles & IP included in these amounts is as follows:

Cost of software licenses	$173	$67	$379	$1,053
Sales and marketing	246	21	440	63
Total amortization of intangibles & IP	$419	$88	$819	$1,116

A portion of the purchase price of our acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, we do not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP net income (loss) that adjusts for the amortization of intangible assets provides our investors and others with a consistent basis for comparison across accounting periods.